Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, Intermediate Term Trust 71, National Trust 381 (Insured), National Trust 382, New Jersey Trust 173 and New York Trust 238:

We consent to the use of our report dated December 2, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

December 2, 2003